Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

March 31, 2011 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period February 1, 2011 through February 28, 2011 except as otherwise expressly noted.

Provisional financial information as of February 28, 2011 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended February 28, 2011.

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Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended February 28, 2011:

Estimated financial data of the Company for the month ended February 28, 2011

The estimated and unaudited financial data of the Company as of February 28, 2011 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	January 31, 2011	February 28, 2011
Net revenue	$—	$—
Operating income (expense)	$(4,032)	$(5,653)
Profit /(Loss) from operations	$(4,032)	$(5,653)
Other income (expenses), net	$263	$80
Preferred Stock:
-Deemed Dividend	$—	$—
EBITDA	$(3,769)	$(5,573)
Depreciation and amortization	$(146)	$(147)
Amortization of debt discount and issuance costs	$(10)	$(10)
Interest expense	$(117)	$(117)

Net profit /(loss) attributable to common shareholders	$(4,042)	$(5,847)

Estimated Research and Development expenses were $2.0 million and $2.4 million for the months of January 2011 and February 2011, respectively.

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Net financial Standing

The following table reports the estimated and unaudited net financial standing of the Company as of January 31, 2011 and February 28, 2011, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	January 31, 2011	February 28, 2011
Cash and cash equivalents	$39,148	$32,270

Long term obligations, current portion	$(1,717)	$(1,718)
Convertible senior notes	$(22,308)	$(22,308)
Net Financial Standing, current portion	$15,123	$8,244

Long term obligations, less current portion	$(4,250)	$(4,233)
Net Financial Standing, less current portion	$(4,250)	$(4,233)
Net Financial Standing	$10,873	$4,011

The total estimated and unaudited net financial position of the Company as of February 28, 2011 was approximately positive $ 4,011 (in thousands of U.S. dollars).

The Company’s 7.5% Convertible Senior Notes with a maturity date of April 30, 2011 and 5.75% Convertible Senior Notes with a maturity date of December 15, 2011 come due within the next twelve months.

The Company had no debt that matured during the month of February 2011.

Outstanding notes and preferred shares

The following tables disclose information about the Company’s outstanding convertible senior notes as of February 28, 2011, compared with the same information as of January 31, 2011, and the Company’s outstanding non-convertible Series 8 preferred stock as of February 28, 2011, compared with the same information as of January 31, 2011:

Convertible Notes–February 28, 2011

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of January 31, 2011($)	Number of Common Stock Reserve as of January 31, 2011	Principal/ Aggregated Stated Value Outstanding as of February 28, 2011($)	Number of Common Stock Reserve as of February 28, 2011
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766
Totals		$21,163,000	486,386	$21,163,000	486,386

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Preferred Stock–February 28, 2011

Description	Principal/Aggregated Stated Value Outstanding as of January 31, 2011 ($)	Number of Preferred Shares outstanding as of January 31, 2011	Principal/Aggregated Stated Value Outstanding as of February 28, 2011 ($)	Number of Preferred Shares outstanding as of February 28, 2011
Series 8 Non-Convertible Preferred Stock*	$25,000,000	25,000	$25,000,000	25,000
Totals	$25,000,000	25,000	$25,000,000	25,000
*	The shares of Series 8 Preferred Stock will accrue annual dividends at the rate of 10% from the date of issuance, payable in additional shares of Series 8 Preferred Stock.

Debt Restructuring Program

In February 2011, the Company neither issued any new debt instruments nor bought any debt instruments already issued by the Company. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Regulatory Matters and Products in Development

Pixantrone

On March 3, 2011, the Company announced that it has met with officials of the U.S. Food and Drug Administration’s (“FDA”) Office of New Drugs (“OND”) and presented its arguments supporting the Company's belief that the data contained in its New Drug Application (“NDA”) 22-481 support the conclusion that pixantrone is effective for its planned

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use. The Company anticipates a decision from the OND regarding the appeal in the second quarter of 2011. On March 21, 2011, the Company announced that it has initiated its randomized pivotal trial of pixantrone for the treatment of relapsed/refractory diffuse large B-cell lymphoma. The clinical trial is now open to patient enrollment.

Products in development

On March 14, 2011, the Company announced that it entered into a co-development and license agreement (the “License Agreement”) with Chroma Therapeutics Ltd. (“Chroma”). The License Agreement provides the Company with exclusive marketing and co-development rights to Chroma’s drug candidate, tosedostat, in North, Central and South America. The Company will collaborate with Chroma with respect to a Phase III clinical study in the United States and Europe for elderly patients with relapsed or refractory acute myeloid leukemia (the “Pivotal Trial”). Pursuant to the terms of the License Agreement, the Company made an upfront payment of $5 million and will make a milestone payment of $5 million when the Pivotal Trial is initiated. The License Agreement also includes customary development-based milestone payments, as well as royalties on net sales in the Company’s territories. In addition, subject to a funding cap of $50 million for the first three years, the Company will be responsible for 75% of development costs and Chroma will be responsible for 25% of development costs. For further information about the License Agreement please refer to the aforesaid press release disseminated on March 14, 2011.

Corporate Transactions and Assignment of Assets

With respect to the period from February 1, 2011 through February 28, 2011, the Company has no additional information to disclose to the market.

Exchange Listing Matters

With respect to the period from February 1, 2011 through February 28, 2011, the Company has no additional information to disclose to the market.

Update on Outstanding Shares of Common Stock

The number of shares of the Company’s common stock, no par value (the “Common Stock”), issued and outstanding as of January 31, 2011 and February 28, 2011 was 900,732,163 and 940,771,275, respectively.

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During the month of February 2011, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	conversion of the Company’s Series 11 Convertible Preferred Stock, no par value per share (the “Series 11 Preferred Stock”), resulting in the issuance of 29,646,884 shares of Common Stock;

•	the issuance of 10,376,825 shares of Common Stock upon exercise of common stock purchase warrants;

•	the issuance of 72,000 shares of Common Stock relating to restricted stock awards granted under the Company’s 2007 Equity Incentive Plan, as amended (the “Equity Plan”); and

•	the cancellation of 56,597 shares of Common Stock under the Company’s Equity Plan.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $32.3 million in cash and cash equivalents as of February 28, 2011. This amount does not include the proceeds from a registered offering (the “February Offering”) announced on February 18, 2011, which closed on March 4, 2011 (the “Closing Date”). In the February Offering, the Company issued and sold to a single investor (the “Investor”) approximately $25 million of shares of the Company’s Series 10 Non-Convertible Preferred Stock, no par value per share (the “Series 10 Preferred Stock”), warrants to purchase up to approximately 25,919,733 shares of Common Stock (the “Warrants”) and an additional investment right (the “Investment Right”) to purchase up to approximately $25 million of shares of the Series 11 Preferred Stock. As of the Closing Date, the Investor exercised all of the Warrants to purchase 25,919,733 shares of Common Stock and all of the Investment Right to purchase 24,957 shares of the Series 11 Preferred Stock (together, the “Exercises”) and elected to convert all 24,957 shares of the Series 11 Preferred Stock into 74,056,380 shares of Common Stock, for a total of 99,976,113 shares of Common Stock issued to the Investor as a result of the Exercises. The exercise price for the Exercises was paid through the issuance by the Investor to the Company of recourse notes fully secured with marketable securities (the “February Offering Notes”).

As announced on March 22, 2011, the Company elected to redeem (the “Redemption”) all its outstanding shares of Series 8 Non-Convertible Preferred Stock, no par value per share (the “Series 8 Preferred Stock”), and Series 10 Non-Convertible Preferred Stock, no par value per share (the “Series 10 Preferred Stock,” and together with the Series 8 Preferred Stock, the “Redeemed Preferred Stock”), effective March 21, 2011 (the “Redemption Date”). As previously announced, (i) in January 2011, the Company issued Series 8 Preferred Stock to a single holder (the “Holder”) in a transaction pursuant to which the Company also issued to the Holder warrants and an additional investment right (the “January Offering”) and (ii) in the February Offering, the Company issued the Series 10 Preferred Stock to the Holder as described in the preceding paragraph. When exercising the warrants and additional investment rights issued to the Holder in the January Offering, the Holder issued fully secured recourse notes to the Company (the “January Offering Notes,” and together with the February Offering Notes, the “Notes”). The Company did not use any cash in connection with the Redemption. Instead, all shares of Redeemed Preferred Stock, including any shares of Redeemed Preferred Stock representing accrued and unpaid dividends, was redeemed by offset against all of the outstanding Notes (plus accrued interest thereon) held by the Company, and all of the outstanding Notes were cancelled. After the Redemption Date, dividends on the Redeemed Preferred Stock ceased to accrue, the Redeemed Preferred Stock is no longer outstanding and all rights of the Holder in respect of the Redeemed Preferred Stock terminated.

www.CellTherapeutics.com

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive non-Hodgkin’s lymphoma. relapsed/refractory diffuse large B-cell lymphoma and/or other tumors as determined by the FDA and/or the EMA, that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials or the total number of patients enrolled, that the FDA may not accept the Company’s special protocol assessment and/or the proposed design for the protocol of the Company’s clinical trial and/or may request additional clinical trials, that the EMA may not approve the Company’s MAA after review, that the Company may not regain compliance with NASDAQ’s minimum bid price rule by May 2, 2011, that the Company cannot predict the outcome of the formal dispute resolution process with the FDA, that the Company’s appeal may not be successful, that the FDA may not make its decision on the appeal in the second quarter of 2011, and the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, and costs of developing, producing and selling pixantrone. Further risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, and that the information presented herein with respect to the Company’s convertible notes and non-convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and non-convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

www.CellTherapeutics.com

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com